SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 1997

Dollar General Corporation
(Exact name of Registrant as Specified in its Charter)


Kentucky                      0-4769              61-0502302
(State or other     (Commission File Number)      (IRS Employer
jurisdiction of                                   Identification
incorporation or                                  Number)
organization)


104 Woodmont Boulevard, Suite 500, Nashville, Tennessee, 37205
(Address of Principal Executive Offices)               (zip code)

Registrant's telephone number, including area code: (615) 783-2000

Item 4.        Changes in Registrant's Certifying Accountant

On April 30, 1997, Dollar General Corporation ("Dollar General") dismissed its principal accountant, Coopers & Lybrand L.L.P. Coopers & Lybrand reports on Dollar General's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The dismissal was recommended and approved by the Audit Committee of the Board of Directors of Dollar General. There were no disagreements (as defined by Item 304 of Regulation S-K) between Dollar General and Coopers & Lybrand L.L.P. in the two most recent fiscal years and in the subsequent interim period regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no events pursuant to Item 304(a)(1)(v) required to be disclosed in this Current Report.

On April 30, 1997, Dollar General engaged Deloitte & Touche L.L.P. as its principal accountant. There have been no consultations within the context of Item 304 of Regulation S-K, as amended, with Dollar General in the two most recent fiscal years and in the subsequent interim period.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits:

               99.1 Letter of Coopers & Lybrand L.L.P. to the Securities and
                    Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DOLLAR GENERAL CORPORATION


Date:May 2, 1997                   By:  /s/ Phil Richards
                                        Phil Richards
                                        Vice President and
                                        Chief Financial Officer

EXHIBIT INDEX
                                                         Sequential
No.                 Exhibit                              Page

99.1      Letter of Coopers & Lybrand L.L.P. to          6
          the Securities and Exchange Commission
          pursuant to Item 304(a)(3) of Regulation
          S-K.


April 30, 1997

Securities and Exchange Commission
450 50th Street, NW
Washington, DC 20549

Gentlemen:

We have read the statements made by Dollar General Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

JHC:bw

Enclosure: Copy of Form 8-K

signature